Exhibit 10.1

LENDER JOINDER AGREEMENT

November 26, 2012

To:	Ingram Micro Inc.
1600 East St. Andrew Place
Santa Ana, CA 92705
Attention: Erik Smolders

Ingram Micro Coordination Center BVBA
Luchthavenlaan 25A
Vilvoorde, Belgium 1800
Attention: Karel Everaet

To:	The Bank of Nova Scotia
WBO Loan Operations
720 King Street West, 2nd Floor
Toronto, Ontario
M5V 2T3
Attention: John Hall

Gentlemen and Ladies:

We refer to the U.S. $750,000,000 Credit Agreement, dated as of September 28, 2011 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Ingram Micro Inc. and Ingram Micro Coordination Center BVBA (the “Initial Borrowers”), the Lenders from time to time party thereto and The Bank of Nova Scotia, as Administrative Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

1. Pursuant to Section 2.4 of the Credit Agreement, the Initial Borrowers have requested, and each of the undersigned (collectively, the “Additional Commitment Lenders”) has agreed to provide additional Commitments (collectively, the “Designated Additional Commitments”) in the amounts set forth opposite each such Additional Commitment Lender’s name on Schedule I attached hereto. Each such Designated Additional Commitment shall take the form of an increase to the currently existing Commitments.

2. Each Additional Commitment Lender agrees that its Designated Additional Commitment will be a Commitment for all purposes under the Credit Agreement, and that such Additional Commitment Lender shall be a Lender for all purposes under the Credit Agreement, in each case effective on the Additional Commitment Date (as defined below). Each Additional Commitment Lender hereby acknowledges and confirms that it has received a copy of the Credit Agreement (including the schedules and exhibits thereto and all amendments thereto) and each other Loan Document. Each Additional Commitment Lender acknowledges that it has made its own independent investigation and credit evaluation of the Initial Borrowers in connection with entering into this Lender Joinder Agreement (this “Agreement”).

3. This Agreement and the obligation of each Additional Commitment Lender to make Loans under its respective Designated Additional Commitment shall become effective on November 26, 2012 (the “Additional Commitment Date”) so long as, on or before such date, the Administrative Agent shall be in receipt of the following:

(i) counterparts of this Agreement duly executed by the Initial Borrowers, the Additional Commitment Lenders and the Administrative Agent;

(ii) written consents hereto (the “Consents”) duly executed by the Guarantors in substantially the form of Exhibit A-1 and Exhibit A-2 attached hereto;

(iii) such certificates of resolutions of each Initial Borrower as the Administrative Agent may reasonably require evidencing such Initial Borrower’s approval of or consent to this Agreement and the Designated Additional Commitments;

(iv) for each Additional Commitment Lender that shall have requested the same, duly executed Revolving Notes from each of the Borrowers;

(v) a certificate of a responsible officer of Ingram Micro Inc. stating that both before and after giving effect to the terms hereof, the following statements shall be true and correct: (A) the representations and warranties contained in Article VII of the Credit Agreement (excluding, however, those contained in Section 7.8) and in the other Loan Documents shall be true and correct with the same effect as if made on and as of the Additional Commitment Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (B) except as disclosed in Item 7.8 (Litigation) of the Disclosure Schedule: (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of any Obligor, threatened against any Obligor, or any of their respective Consolidated Subsidiaries in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect or that would affect the legality, validity or enforceability of the Credit Agreement or any other Loan Document; and (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding so disclosed in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect; (C) no Default shall have occurred and be continuing, and no Obligor, nor any of their respective Subsidiaries, shall be in violation of any law or governmental regulation or court order or decree which, singly or in the aggregate, results in, or would reasonably be expected to result in, a Material Adverse Effect; and (D) no Change in Control shall have occurred; and

(vi) all fees required to be paid to the Administrative Agent or the Additional Commitment Lender and all expenses for which reasonably detailed invoices have been presented on or before the Additional Commitment Date shall have been paid.

4. On the Additional Commitment Date, and after giving effect to any Credit Extension expected to be made by the Initial Borrowers on such date, the Revolving Credit Exposures of the Lenders, including any outstanding Revolving Loans, Swing Line Loans and

Letter of Credit Outstandings, will be reallocated in such amounts that after giving effect to such reallocation, the Revolving Credit Exposures of the Lenders will be ratable in accordance with the Lenders’ revised Percentages after giving effect to the Designated Additional Commitment.

5. Each Designated Additional Commitment and each Loan made thereunder shall bear interest and fees, and all payments of principal, interest and fees thereon shall be payable, in the amounts and at the times applicable to Commitments and Loans under the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Additional Commitment Lenders in the applicable currency in immediately available funds at the Administrative Agent’s Office in accordance with the Credit Agreement.

6. On and after the Additional Commitment Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified by this Agreement. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

7. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. This Agreement may be amended or modified only in writing signed by each party hereto.

9. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of the terms and conditions contained in Sections 11.9 and 11.14 of the Credit Agreement, mutatis mutandi.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INGRAM MICRO INC.

By:	/s/ Alain Monié
Name:	Alain Monié
Title:	President and Chief Executive Officer

By:	/s/ William D. Humes
Name:	William D. Humes
Title:	Chief Operating and Financial Officer

[Signature Page to Lender Joinder Agreement]

INGRAM MICRO COORDINATION CENTER BVBA

By:	/s/ Karel Everaet
Name:	Karel Everaet
Title:	Manager

[Signature Page to Lender Joinder Agreement]

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:	/s/ Liz Hanson
Name:	Liz Hanson
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION, as an Additional Commitment Lender

By:	/s/ Jeff Benedix
Name:	Jeff Benedix
Title:	Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION, as an Additional Commitment Lender

By:	/s/ John Berry
Name:	John Berry
Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION, as an Additional Commitment Lender

By:	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

MORGAN STANLEY BANK, as an Additional Commitment Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Schedule I

Additional Commitment Lender	Designated Additional Commitment
U.S. Bank National Association	$60,000,000.00
PNC Bank, National Association	$60,000,000.00
Sumitomo Mitsui Banking Corporation	$60,000,000.00
Morgan Stanley Bank, N.A.	$10,000,000

Total	$190,000,000.00

Exhibit A-1

CONSENT

Dated as of November 26, 2012

The undersigned hereby (a) acknowledges that (i) it has reviewed the Lender Joinder Agreement, dated as of even date herewith (the “Agreement”; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Agreement) with reference to the U.S. $750,000,000 Credit Agreement, dated as of September 28, 2011, among Ingram Micro Inc. and Ingram Micro Coordination Center BVBA, as the Initial Borrowers, the Lenders party thereto and the Administrative Agent, (ii) the Micro Guaranty remains in full force and effect, and (iii) under the terms of the Micro Guaranty, it guarantees the Guaranteed Obligations (as defined in the Micro Guaranty), and (b) agrees that the Micro Guaranty is hereby reaffirmed, ratified, approved and confirmed in each and every respect, except that, upon the effectiveness of, and on and after the date of, the Agreement, each reference in the Micro Guaranty to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by the Agreement.

Ingram Micro Inc.

By:
Name:
Title:

Exhibit A-1

Exhibit A-2

CONSENT

Dated as of November 26, 2012

Each of the undersigned hereby (a) acknowledges that (i) it has reviewed the Lender Joinder Agreement, dated as of even date herewith (the “Agreement”; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Agreement) with reference to the U.S. $750,000,000 Credit Agreement, dated as of September 28, 2011, among Ingram Micro Inc. and Ingram Micro Coordination Center BVBA, as the Initial Borrowers, the Lenders party thereto and the Administrative Agent, (ii) the Additional Guaranty remains in full force and effect, and (iii) under the terms of the Additional Guaranty, it guarantees the Guaranteed Obligations (as defined in the Additional Guaranty), and (b) agrees that the Additional Guaranty is hereby reaffirmed, ratified, approved and confirmed in each and every respect, except that, upon the effectiveness of, and on and after the date of, the Agreement, each reference in the Additional Guaranty to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by the Agreement.

Ingram Micro Management Company
Ingram Micro Asia Holdings Inc.
Ingram Micro SB Inc.

By:
Name:
Title:

Brightpoint Global Holdings II, Inc.
Brightpoint International Ltd.
Brightpoint Inc.

By:
Name:
Title:

Brightpoint North America, L.P.,
By: Brightpoint North America, Inc.,
its General Partner

By:
Name:
Title:

Exhibit A-2